UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
March 16, 2005

Affiliated Computer Services, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-12665	51-0310342
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

2828 North Haskell Avenue
Dallas, Texas 75204
(Address of principal executive offices, including zip code)

(214) 841-6111
(Registrant’s telephone number including area code)

Not Applicable
(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-14(c) under the Exchange Act (17 CFR 240.13e-14(c))

Item 7.01 Regulation FD Disclosure.

      On March 16, 2005, Affiliated Computer Services, Inc. (the “Company”) issued a press release announcing that it has signed an agreement to acquire Mellon Human Resources & Investor Solutions Inc., the human resources consulting and outsourcing businesses of Mellon Financial Corporation (the “Acquisition”). A copy of the Company’s press release regarding the Acquisition is published on the Company’s web site at http://www.acs-inc.com and is attached as Exhibit 99.1 to this Current Report and incorporated herein by reference.

      On March 16, 2005, the Company will hold a telephone conference and webcast to discuss the Acquisition. During this conference, the Company will present certain non-generally accepted accounting principles (“GAAP”) financial measures for which reconciliations to the most directly comparable GAAP financial measures will be published on the Company’s web site in the presentation materials.

      Pursuant to the rules and regulations of the Securities and Exchange Commission, the information disclosed pursuant to this Item 7.01 and the press release attached as Exhibit 99.1 are deemed to be furnished and shall not be deemed to be “filed” under the Securities Exchange Act of 1934.

Item 9.01 Financial Statements and Exhibits.

      Pursuant to the rules and regulations of the Securities and Exchange Commission, the exhibit referenced below and the information set forth therein are deemed to be furnished pursuant to Item 7.01 hereof and shall not be deemed to be “filed” under the Securities Exchange Act of 1934.

(c)	Exhibits.

EXHIBIT
NUMBER	DESCRIPTION

99.1	Affiliated Computer Services, Inc. Press Release dated March 16, 2005.

SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

AFFILIATED COMPUTER SERVICES, INC.
Date: March 16, 2005	By:	/s/ WARREN D. EDWARDS
		Name:	Warren D. Edwards
		Title:	Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

EXHIBIT
NUMBER	DESCRIPTION

99.1	Affiliated Computer Services, Inc. Press Release dated March 16, 2005

4